QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF MICON INTERNATIONAL LIMITED

        We hereby consent to the incorporation by reference of any mineralized material and other analyses performed by us in our capacity as an independent consultant to Golden Minerals Company (the "Company"), which are set forth in the Company's Annual Report on Form 10-K for the year ended December 31, 2011, in the Company's Registration Statements on Form S-3 (Nos. 333-167026, 333-168304, 333-172363 and 333-177117) and Form S-8 (Nos. 333-159096, 333-165933, 333-170891, 333-176671 and 333-176915), any prospectuses or amendments or supplements thereto, and in any amendment to any of the foregoing.

Date: March 7, 2012	MICON INTERNATIONAL LIMITED
/s/ C. JACOBS Name: C. Jacobs Title: Vice President

QuickLinks

  Exhibit 23.2
CONSENT OF MICON INTERNATIONAL LIMITED